NOTICE OF WITHDRAWAL

of tender of
ONI SYSTEMS CORP. 5% CONVERTIBLE SUBORDINATED NOTES
DUE OCTOBER 15, 2005
(CUSIP NUMBER 68273F-AA-1)
Pursuant to the Offer to Purchase
dated December 12, 2002

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 13, 2003, UNLESS THE OFFER IS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE ”EXPIRATION DATE”). REGISTERED HOLDERS OF NOTES MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION. TENDERED NOTES MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE DEPOSITARY RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 13, 2003, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE “FINAL WITHDRAWAL DATE”).

The Depositary for the Offer is:

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

CORPORATE TRUST DEPARTMENT

633 WEST 5TH STREET

12TH FLOOR
LOS ANGELES, CALIFORNIA 90071

BY FACSIMILE:

(213) 362-7357

CONFIRM BY TELEPHONE:

(213) 362-7345

       All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase dated December 12, 2002 (the “Offer to Purchase”) of CIENA Corporation, a Delaware corporation (“CIENA”).

       This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the tender of such Notes in the Offer to Purchase if (i) Notes have been previously forwarded to the Depositary, (ii) delivery of such Notes has been previously made by book-entry transfer to the Depositary’s account at DTC pursuant to the book-entry transfer procedure described under the caption “Procedures for Tendering Notes” in the Offer to Purchase or (ii) a Notice of Guaranteed Delivery has been previously delivered to the Depositary with respect to such Notes pursuant to the guaranteed delivery procedure described under the caption Procedures for Tendering Notes” in the Offer to Purchase.

Ladies and Gentlemen:

       The undersigned hereby withdraws the undersigned’s tender to the Company of the Notes described below, which Notes were previously tendered pursuant to the Offer to Purchase.

       The undersigned understands that the withdrawal of Notes from the Offer effected by this Notice of Withdrawal may not be rescinded and that such Notes will no longer be deemed to be validly tendered for purposes of the Offer. Such withdrawn Notes may be retendered only by following the procedures for tendering set forth in the Offer to Purchase and in the accompanying Letter of Transmittal.

*                    *                    *

METHOD OF DELIVERY

☐	CHECK HERE IF NOTES WERE PHYSICALLY DELIVERED TO THE DEPOSITARY.

☐	CHECK HERE IF NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE IF NOTES WERE DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

Account Number:

   Transaction Code Number:

DESCRIPTION OF NOTES TO BE WITHDRAWN

Names(s) and Address(es) of registered holder(s). (Please fill in, if blank, exactly as name(s) appear(s) on Notes)	Notes to be Withdrawn (attach additional schedule, if necessary)

(1)	(2)	(3)

	Security Number(s)*	Principal Amount of Notes to be Withdrawn**

*	Need not be completed by registered holders of Notes tendered by book-entry transfer.

**	Unless otherwise specified, the entire aggregate principal amount represented by the Notes described above will be determined to be withdrawn.

SIGN HERE
(To Be Completed by All Registered Holders of Notes to be Withdrawn)

(Signature(s) of Registered Holder(s) or Authorized Signatory)*

Dated:                     , 200

* Must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on the Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent, or other person acting in a fiduciary or representative capacity, please provide the following information:

Name(s):

(Please Print)

Capacity (full title):

Address:

(Including Zip Code)

Area Code and Telephone No.:

SIGNATURE GUARANTEE

(Name of Medallion Signature Guarantor Guaranteeing Signature(s))

(Address (including zip code) and Telephone No. (including area code of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated:                     , 200